Execution Version

Exhibit 4(e)

AMENDMENT

Dated as of October 17, 2017

To the Lenders party to each of the Credit Agreements
referred to below and the Administrative Agent referred to below

Ladies and Gentlemen:

Reference is made to the following documents;

(i)
the Amended and Restated Credit Agreement, dated as of August 14, 2015 (as amended, restated, modified or otherwise supplemented prior to the date hereof, the “ETR Credit Agreement”), among Entergy Corporation, as the Borrower, the banks and other financial institutions party thereto as Lenders, Citibank, N.A., as Administrative Agent and as an LC Issuing Bank, and the other LC Issuing Banks party thereto;

(ii)
the Amended and Restated Credit Agreement, dated as of August 14, 2015 (as amended, restated, modified or otherwise supplemented prior to the date hereof, the “EAI Credit Agreement”), among Entergy Arkansas, Inc., as the Borrower, the banks and other financial institutions party thereto as Lenders, Citibank, N.A., as Administrative Agent and as an LC Issuing Bank, and the other LC Issuing Banks party thereto;

(iii)
the Amended and Restated Credit Agreement, dated as of August 14, 2015 (as amended, restated, modified or otherwise supplemented prior to the date hereof, the “ELL Credit Agreement”), among Entergy Louisiana, LLC, as the Borrower, the banks and other financial institutions party thereto as Lenders, Citibank, N.A., as Administrative Agent and as an LC Issuing Bank, and the other LC Issuing Banks party thereto; and

(iv)
the Amended and Restated Credit Agreement, dated as of August 14, 2015 (as amended, restated, modified or otherwise supplemented prior to the date hereof, the “ETI Credit Agreement”), among Entergy Texas, Inc., as the Borrower, the banks and other financial institutions party thereto as Lenders, Citibank, N.A., as Administrative Agent and as an LC Issuing Bank, and the other LC Issuing Banks party thereto.

The ETR Credit Agreement, the EAI Credit Agreement, the ELL Credit Agreement and the ETI Credit Agreement are herein referred to as, collectively, the “Credit Agreements”. Unless otherwise indicated, capitalized terms used herein and not otherwise defined herein have the meanings given such terms in the Credit Agreements.

Section 1. Amendment to Credit Agreements. The parties hereto agree that, subject to the satisfaction of the conditions precedent set forth in Section 2 below, each Credit Agreement is amended as follows:

Section 2.02(a) is amended by (1) replacing the text “and (ii) in the case of a Borrowing comprising Base Rate Advances, not later than 11:00 A.M. (New York City time) on the date of the proposed Borrowing” in the first sentence of such Section with “and (ii) in the case of a Borrowing comprising Base Rate Advances, not later than 1:00 P.M. (New York City time) on the date of the proposed Borrowing” and (2) replacing the text “(y) 1:00 P.M. (New York City time) on the date of any Borrowing comprising Base Rate Advances” in the third sentence of such Section with “(y) 3:00 P.M. (New York City time) on the date of any Borrowing comprising Base Rate Advances”.
Section 2. Conditions Precedent. Section 1 above shall be effective as of the date hereof when and if the Administrative Agent under each Credit Agreement shall have received counterparts of this amendment (this “Amendment”), duly executed by the Borrower under each Credit Agreement and Lenders constituting Majority Lenders under each Credit Agreement.

Section 3. Effect on the Credit Agreements. Except as expressly provided above, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment or waiver of any right, power or remedy of any Lender under any Loan Document, nor constitute an amendment or waiver of any provision of any Loan Document. Except as expressly provided above, each Loan Document is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This Amendment shall constitute a Loan Document under each Credit Agreement and shall be binding on the parties hereto and their respective successors and permitted assigns under the Loan Documents. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the respective Credit Agreements to “this Agreement”, “hereunder”, “hereof” or words of like import referring to such Credit Agreement, and each reference in the other Loan Documents corresponding to such Credit Agreement to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to such Credit Agreement, shall mean and be a reference to such Credit Agreement, as amended by this Amendment.
Section 4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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Please indicate your agreement to the foregoing by signing and returning a counterpart to this Amendment by facsimile or e-mail to Ryan Garka (fax no. 704-503-2622, Attention: Ryan Garka / rgarka@kslaw.com).

Very truly yours,

ENTERGY CORPORATION

By  /s/ Steven C. McNeal
Steven C. McNeal
Vice President and Treasurer

ENTERGY ARKANSAS, INC.
ENTERGY LOUISIANA, LLC
ENTERGY TEXAS, INC.

By  /s/ Stacey M. Lousteau
Stacey M. Lousteau
Assistant Treasurer

The undersigned hereby agree to the foregoing:

Citibank, N.A., as Administrative Agent and a Lender

By/s/ Richard Rivera
Name:    Richard Rivera
Title:Vice President

BANK HAPOALIM BM

By/s/ Charles McLaughlin
Name:Charles McLaughlin
Title:Senior Vice President

By/s/ Helen H. Gateson
Name:Helen H. Gateson
Title:

THE BANK OF NEW YORK MELLON

By/s/ Molly C. Homoki
Name:Molly C. Homoki
Title:Senior Associate

THE BANK OF NOVA SCOTIA

By/s/ David Dewar
Name:David Dewar
Title:Director

BARCLAYS BANK PLC,
as a lender

By/s/ Vanessa Kurbatskiy
Name:Vanessa Kurbatskiy
Title:Vice President

BNP PARIBAS

By/s/ Theodore Sheen
Name:Theodore Sheen
Title:Director

By/s/ Karima Omar
Name:Karima Omar
Title:Vice President

BANK OF AMERICA, N.A.

By/s/ Margaret A. Halleland
Name:Margaret A. Halleland
Title:Vice President

CAPITAL ONE, NA

By/s/ Cheryl Denenea
Name:Cheryl Denenea
Title:Senior Vice President

COBANK, ACB

By/s/ Angela Timm
Name:Angela Timm
Title:Vice President

GOLDMAN SACHS BANK USA

By/s/ Chris Lam
Name:Chris Lam
Title:Authorized Signatory

JPMORGAN CHASE BANK, n.a.

By/s/ Juan J. Javellana
Name:Juan J. Javellana
Title:Executive Director

KEYBANK NATIONAL ASSOCIATION

By/s/ Sukanya V. Raj
Name:Sukanya V. Raj
Title:Senior Vice President

MIZUHO BANK, LTD.

By/s/ Nelson Chang
Name:Nelson Chang
Title:Authorized Signatory

MORGAN STANLEY BANK, N.A.

By/s/ Pat Layton
Name:Pat Layton
Title:Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By/s/ Cherese Joseph
Name:Cherese Joseph
Title:Vice President

THE NORTHERN TRUST COMPANY

By/s/ Keith L. Burson
Name:Keith L. Burson
Title:Senior Vice President

REGIONS BANK

By/s/ Brian Walsh
Name:Brian Walsh
Title:Director

SUMITOMO MITSUI BANKING CORPORATION

By/s/ James D. Weinstein
Name:James D. Weinstein
Title:Managing Director

TAIWAN BUSINESS BANK, LOS ANGELES BRANCH

By/s/ Sam Chiu
Name:Sam Chiu
Title:SVP & General Manager

TAIWAN COOPERATIVE BANK
LOS ANGELES BRANCH

By/s/ Tao-Lun Lin
Name:Tao-Lun Lin
Title:VP & General Manager

U.S. BANK NATIONAL ASSOCIATION

By/s/ Michael T. Sagges
Name:Michael T. Sagges
Title:Vice President

WELLS FARGO BANK, NATIONAL ASSOCATION

By/s/ Keith Luettel
Name:Keith Luettel
Title:Director

WHITNEY BANK

By/s/ Donna J Richardson
Name:Donna J Richardson
Title:Vice President